As filed with the Securities and Exchange Commission on August 11, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDQUEST NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction	75-2838415
of incorporation or organization)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 140
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

WorldQuest Networks, Inc.
2002 Stock Option Plan
(Full titles of the Plans)

R. Stephen Polley
President and Chief Executive Officer
14911 Quorum Drive, Suite 140
Dallas, Texas 75254
(972) 361-1980
(Name, address and telephone number of agent for service)

Copy to:
Don J. McDermett, Jr.
William D. Howell
Baker Botts L.L.P.
2001 Ross Avenue, Suite 700
Dallas, Texas 75201
(214) 953-6500

CALCULATION OF REGISTRATION FEE

Title of securities to be	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
registered	registered(1)	price per share(2)	aggregate offering price(2)	registration fee

Common Stock, par value $.01 per share	750,000 shares	$2.85	$2,137,500	$172.92

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) based on the average of the high and low prices of the common stock reported on The Nasdaq National Market on August 7, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously filed by WorldQuest Networks, Inc. (the “Company”) with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the “Annual Report”) filed by the Company (SEC File No. 0-27751) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on March 10, 2003.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The description of the Company’s Common Stock set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form SB-2 (File No. 333-93019), filed with the Commission on December 17, 1999, as amended from time to time and in the prospectus included in such Registration Statement.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the “Delaware Law”) provides broad authority for indemnification of directors and officers. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of its officers and directors to the fullest extent permitted by the Delaware Law.

     As permitted by Section 102(b)(7) of the Delaware Law, the Company’s Certificate of Incorporation provides that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Law, or (d) for any transaction from which the director derived any improper personal benefit.

     The Company also maintains officers’ and directors’ liability insurance which provides insurance coverage for covered liabilities that may be imposed upon officers or directors under various circumstances.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration” table in the effective registration statement; and (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 8th day of August, 2003.

WORLDQUEST NETWORKS, INC.

By:	/s/ R. Stephen Polley

R. Stephen Polley
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of WorldQuest Networks, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint R. Stephen Polley and Victor E. Grijalva, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Stephen Polley R. Stephen Polley	President and Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2003

/s/ B. Michael Adler B. Michael Adler	Chairman of the Board and Director	August 8, 2003

/s/ Victor E. Grijalva Victor E. Grijalva	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	August 8, 2003

/s/ Elizabeth H. Buchler Elizabeth H. Buchler	Director	August 8, 2003

/s/ Robert A. Farmer Robert A. Farmer	Director	August 8, 2003

/s/ Gary W. Fiedler Gary W. Fiedler	Director	August 8, 2003

/s/ E. Denton Jones E. Denton Jones	Director	August 8, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Specimen common stock certificate (filed as Exhibit 4.1 to WorldQuest’s SB-2 Registration Statement, File No. 333-82721 (the “Prior Registration Statement”) and incorporated herein by this reference).

4.2.1	Representatives’ Warrant dated February 4, 2000 granted to John G. Kinnard and Company Incorporated for 68,750 shares of common stock (filed as Exhibit 4.3.1 to WorldQuest’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, and incorporated herein by this reference).

4.2.2	Representatives’ Warrant dated February 4, 2000 granted to Kaufman Bros., L.P. for 178,750 shares of common stock (filed as Exhibit 4.2.1 to WorldQuest’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, and incorporated herein by this reference).

4.2.3	Representatives’ Warrant dated February 4, 2000 granted to WestPark Capital, Inc. for 27,500 shares of common stock (filed as Exhibit 4.2.2 to WorldQuest’s Annual Report on form 10-KSB for the fiscal year ended December 31, 1999, and incorporated herein by this reference).

4.3	Form of Unsecured Subordinated Convertible Promissory Note issued in the private placement closed in December, 1999 (the “Private Placement”) (filed as Exhibit 4.3 to WorldQuest’s Form SB-2 Registration Statement, File No. 333-93019 (the “Second Registration Statement”), and incorporated herein by this reference).

4.4	Form of Warrant issued in the Private Placement (filed as Exhibit 4.6 to the Second Registration Statement, and incorporated herein by this reference).

4.5	Warrant to Purchase 50,000 shares of common stock granted to Advanced Multimedia Group, Inc., on March 16, 2000 (filed as Exhibit 4.7, to WorldQuest’s Annual Report, filed as Exhibit 4.8 on Form 10-KSB for the fiscal year ended December 31, 2002, and incorporated herein by this reference).

4.6	Warrant to Purchase 50,000 shares of common stock granted to Advanced Multimedia Group, Inc. on April 26, 2000 (filed as Exhibit 4.8 on Form 10-KSB for the fiscal year ended December 31, 2002, and incorporated herein by this reference).

5.1	Opinion of Baker Botts L.L.P.*

10.1	Joint Venture Agreement dated April 9, 1999 between WorldQuest and BDC LLC (filed as Exhibit 10.1 to the Prior Registration Statement, and incorporated herein by this reference).

10.2	Amended 1997 Stock Option Plan (filed as Exhibit 10.2 to the Prior Registration Statement, and incorporated herein by this reference).

10.3	Stock Option Agreement dated December 7, 1998 granted to Michael R. Lanham by WorldQuest (filed as Exhibit 10.3 to the Prior Registration Statement, and incorporated herein by this reference).

10.4	Stock Transfer Agreement dated December 7, 1998 between WorldQuest Communications, Inc., WorldQuest Networks, LLC and WorldQuest (filed as Exhibit 10.4 to the Prior Registration Statement, and incorporated herein by this reference).

Exhibit Number	Exhibit

10.5	Amendment and Clarification Agreement dated September 27, 1999 between WorldQuest Communications, Inc., WorldQuest and Eagle Venture Capital, LLC amending and clarifying the Stock Transfer Agreement filed as Exhibit 10.4 (filed as Exhibit 10.7 to the Prior Registration Statement, and incorporated herein by this reference).

10.6	Form of Registration Rights Agreement executed in connection with the Private Placement (filed as Exhibit 10.6 to the Second Registration Statement, and incorporated herein by this reference).

10.7	Purchase Agreement dated April 17, 2000 between WorldQuest and BDC LLC (filed as Exhibit 10.1 to WorldQuest’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000, and incorporated herein by this reference).

10.8	2001 Stock Option Plan (filed as Exhibit 4.8 to WorldQuest’s Form S-8 Registration Statement, File No. 333-54498, and incorporated herein by this reference).

10.9	Employment Agreement by and between WorldQuest Networks, Inc. and R. Stephen Polley effective as of May 14, 2001 (filed as Exhibit 10.1 to WorldQuest’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, and incorporated herein by this reference).

10.10	Employment agreement by and between WorldQuest Networks, Inc. and B. Michael Adler effective as of April 14, 2003 (filed as exhibit 10.10 to WorldQuest’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by this reference).

10.11	Employment agreement by and between WorldQuest Networks, Inc. and R. Stephen Polley effective as of May 14, 2003 (filed as exhibit 10.11 to WorldQuest’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by this reference).

10.12	Employment agreement by and between WorldQuest Networks, Inc. and Victor E. Grijalva effective as of April 14, 2003 (filed as exhibit 10.12 to WorldQuest’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by this reference).

10.13	WorldQuest Networks, Inc., 2002 Stock Option Plan.*

23.1	Consent of Baker Botts L.L.P. (included in the opinion filed as Exhibit 5.1 of this Registration Statement)

23.2	Consent of Grant Thornton LLP.*

24.1	Power of Attorney (included on signature page of this Registration Statement).

* Filed herewith.